UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12

NuVasive, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT!
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
BOARD OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS
DIRECTOR NOMINATIONS
CORPORATE GOVERNANCE
COMMUNICATIONS WITH DIRECTORS
CODE OF ETHICS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2008

The Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”) will be held on May 22, 2008 at 8:00 AM local time at NuVasive’s corporate offices located at 4545 Towne Centre Court, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class I directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 2008 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov
Chief Executive Officer and Chairman of the Board

San Diego, California
April 3, 2008

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.
NuVasive, Inc.
4545 Towne Centre Court
San Diego, CA 92121
(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008

GENERAL

NuVasive, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 22, 2008, at 8:00 AM local time, at NuVasive’s corporate offices located at 4545 Towne Centre Court, San Diego, California 92121, and at any adjournments or postponements thereof (the “Annual Meeting”). Our Annual Report on Form 10-K for fiscal year 2007 is being mailed concurrently with this Proxy Statement to our stockholders. Our Annual Report for fiscal year 2007 is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. These materials were mailed to stockholders on or about April 9, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of two directors for terms expiring in 2011; (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and (iii) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxy card accompanying this Proxy Statement is solicited by the Board.

3.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on March 31, 2008, are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2008, there were 35,500,698 outstanding shares of common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting at 4545 Towne Centre Court, San Diego, California 92121, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

4.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

5.	How do I vote?

If you are a registered stockholder, you may vote your shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, must vote your shares in accordance with your instructions. If you do not give instruction to your broker, your shares may constitute “broker non-votes.” If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

6.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4545 Towne Centre Court, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instruction to your broker or other nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

7.	How are the votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more of the nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

For each other item, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board listed on the proxy card and in this Proxy Statement and for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

8.	What vote is needed to approve each of the proposals?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock voted in the election of directors.

Each other item requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item.

9.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD AND FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF ERNST & YOUNG LLP.

10.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in question 5) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

11.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. Though the Company has not yet, it may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $10,000 plus expenses.

12.	Could other matters be decided in the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

13.	Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and publish the final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2008.

14.	How do I make a stockholder proposal for the fiscal year 2008 Annual Meeting of Stockholders occurring in 2009?

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not later than one hundred twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be a reasonable time prior to the planned mailing of the proxy materials by the Company.

Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board for the Annual Meeting of Stockholders to be held in 2009 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA 92121, on or before December 9, 2008.

********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2008

This Proxy Statement and the Company’s Fiscal Year 2007 Annual Report are both available at www.proxydocs.com/nuva.

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board of Directors of the Company, as of March 15, 2008, is set forth below:

			Term Expires on
			the Annual Meeting	Director
Name	Age	Position	held in the Year	Class

Alexis V. Lukianov	52	Chairman of the Board and Chief Executive Officer	2010	III
Jack R. Blair	65	Audit Committee and Nominating & Corporate Governance Committee (Chairperson)	2010	III
Peter C. Farrell, Ph.D., AM	65	Compensation Committee and Nominating & Corporate Governance Committee	2009	II
Lesley H. Howe	63	Audit Committee (Chairperson)	2009	II
Robert J. Hunt	58	Audit Committee and Compensation Committee	2008	I
Eileen M. More	61	Audit Committee, Compensation Committee (Chairperson), and Nominating & Corporate Governance Committee	2009	II
Hansen A. Yuan, M.D.	64	Compensation Committee and Nominating & Corporate Governance Committee	2008	I

At the Annual Meeting, the stockholders will vote on the election of Robert J. Hunt and Hansen A. Yuan, M.D. as Class I directors to serve for a three-year term until the annual meeting of stockholders in 2011 and their successors are elected and qualified. All directors hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors. Any proxy granted with respect to the Annual Meeting cannot be voted for greater than two nominees.

NOMINEES AND CONTINUING DIRECTORS

Pursuant to a resolution adopted by a majority of the authorized number of directors, the authorized number of members of the Board has been set at seven. The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Alexis V. Lukianov

Alexis V. Lukianov has served as our President, Chief Executive Officer, and as one of our directors since July 1999, and as Chairman of our Board of Directors since February 2004. Mr. Lukianov has approximately 25 years of experience in the orthopedic industry with 20 years in senior management. From April 1996 to April 1997, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. From January 1990 to October 1995, Mr. Lukianov held various positions with Sofamor Danek, Inc., a developer and manufacturer of medical devices to treat disorders of the cranium and spine, and a subsidiary of Medtronic, Inc., a publicly traded medical technology company, and various of its predecessor entities, including as Vice President, Marketing, Senior Vice President, Sales and Marketing, Executive Vice President, Global Corporate Development and President. Mr. Lukianov serves on the boards of California Health Institute (CHI), BIOCOM, Medical Device Manufacturers Association (MDMA), Volcano Corp., a publicly traded company that develops products that aid in the diagnosis and treatment of vascular and structural heart disease, and Ophthonix, Inc., a privately-held company focused on vision correction technology.

Jack R. Blair

Jack R. Blair has served as a member of our Board of Directors since August 2001. From 1980 until his retirement in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations from 1986 to 1998. From 1982 to 1986, he held the position of President of Richards Medical Company. Until November 2007, when the company was sold, Mr. Blair served as chairman of the board of directors of DJO, Inc., an orthopedic medical device company. He also serves as a director of a privately-held orthopedic company and a privately-held specialty chemicals company. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles.

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM has served as a member of our Board of Directors since January 2005. Dr. Farrell was founding Chairman and Chief Executive Officer of ResMed, Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, which positions he held from 1989 to 2007. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine.

Lesley H. Howe

Lesley H. Howe has served as a member of our Board of Directors since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to May 2007, he served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. From 1997 to December 2001, Mr. Howe was an independent financial and business consultant advising clients on acquisition due diligence and negotiation strategies, as well as financing strategies. From 1974 to 1997, he was an audit partner of KPMG Peat Marwick LLP, an international accounting and auditing firm, and had been employed by KPMG since 1967. He served as area managing partner/managing partner of the Los Angeles office of KPMG from 1994 to 1997. Mr. Howe currently serves on the board of directors of P.F. Chang’s China Bistro, Inc., an owner and operator of restaurants; Jamba Inc., the leading retailer of quality blended fruit beverages; and Volcano Corp., a developer of products that aid in the diagnosis and treatment of vascular and structural heart disease. Mr. Howe received a B.S. in business administration from the University of Arkansas.

Robert J. Hunt

Robert J. Hunt has served as a member of our Board of Directors since January 2005. Mr. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002. Mr. Hunt also oversaw the finance team at AutoZone, Inc., for eight years, serving as Executive Vice President and Chief Financial Officer and director prior to his retirement in 2002. Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc. He has also served as a director of SCB Computer Technology, Inc. Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant.

Eileen M. More

Eileen M. More has served as a member of our Board of Directors since June 2007. Until 2002, Ms. More was a General Partner at Oak Investments, one of the largest venture capital funds in the United States, which she joined in 1978. Ms. More founded Oak’s healthcare investment practice, and was also an active investor in information technology, with early stage investments in dozens of successful healthcare and technology companies. Her investments include leadership roles with Genzyme Corporation, Alexion Pharmaceuticals, OraPharma, Inc., Osteotech, Inc. and Compaq Computer. Ms. More retired from Oak in 2002, but continues to serve on several boards. She currently serves on the board of directors of KBL Healthcare Acquisition Corp. III, a publicly owned blank check corporation. Ms. More is Chairman Emeritus of the Connecticut Venture Group and a board member of the University of Connecticut Research and Development Corporation. Ms. More attended the University of Bridgeport and has been awarded a Chartered Financial Analyst (CFA) charter.

Hansen A. Yuan, M.D.

Hansen A. Yuan, M.D. has served as a member of our Board of Directors since September 2005. Dr. Yuan has been a Professor of Orthopedic and Neurological Surgery at the State University of New York, Upstate Medical University in Syracuse, New York since 1990. Dr. Yuan also served as President of the North American Spine Society (NASS) from 1995 to 1996 and Second Vice President of NASS from 1993 to 1995. Dr. Yuan has served on the Associate Editorial Board at The Spine Journal since 2002 and the Department of Health and Human Services Orthopedic and Rehabilitation Devices Panel since 1994. He also currently serves as President of the International Spine Arthroplasty Society (SAS) and Editor-in-Chief of SAS on-line journal. Dr. Yuan holds an M.D. from the University of Michigan Medical School.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATIONS

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the question, “How do I make a stockholder proposal for the fiscal year 2008 Annual Meeting of Stockholders occurring in 2009?” above.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2008 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

CORPORATE GOVERNANCE

The Board met four times during fiscal 2007 and action was taken via unanimous written consent two times. The Audit Committee met eleven times. The Compensation Committee met six times and acted via unanimous written consent one time. The Nominating and Corporate Governance Committee met four times. Each member of the Board attended 75% or more of the Board meetings during 2007, and each member of the Board who served on either the Audit, Compensation or Nominating and Corporate Governance Committee attended at least 75% of the committee meetings during 2007.

Board Independence

The Board has determined that the following directors are “independent” under current NASDAQ listing standards:

Jack R. Blair
Peter C. Farrell, PhD, AM
Lesley H. Howe
Robert J. Hunt
Eileen M. More
Hansen A. Yuan, M.D.

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of the Company.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Corporate Governance committees.

Audit Committee.  The Audit Committee currently consists of Lesley H. Howe (chairperson), Jack R. Blair, Robert J. Hunt and Eileen M. More. The Board has determined that all members of the Audit Committee are independent directors under the NASDAQ listing standards and each of them is able to read and understand fundamental financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and to address issues or complaints about the Company raised by stockholders. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.  The Compensation Committee currently consists of Eileen M. More (chairperson), Robert J. Hunt, Peter Farrell and Hansen A. Yuan, M.D. The Board has determined that all members of the Compensation Committee are independent directors under the NASDAQ listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our Chairman and Chief Executive Officer (the “CEO”), our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer and each of our other senior officers. The Compensation Committee determines the CEO’s compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the CEO’s compensation. For the other executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The other executive officers are not present during this process. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Jack R. Blair (chairperson), Peter C. Farrell, Ph.D., AM and Hansen A. Yuan, M.D., each of whom the Board has determined is an independent director under the NASDAQ listing standards. The Nominating and Corporate Governance Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board.

Charters for the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees are available to the public at the Company’s website at www.nuvasive.com.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can write to:

NuVasive, Inc.
Attn: Investor Relations
4545 Towne Centre Court
San Diego, CA 92121

or send an e-mail to investorrelations@nuvasive.com.

Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. All of our directors, who were directors at such time, attended the annual meeting held in 2007.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Section 2 of the Company’s Code of Conduct posted on the Company’s website at www.nuvasive.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of February 28, 2008 (or such other date as provided below) based on information available to us and filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 35,421,760 shares of our common stock outstanding as of February 28, 2008. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class

Principal Stockholders
FMR LLC(3)	5,263,287	14.86%
82 Devonshire Street Boston, MA 02109
Capital Research Global Investors	2,926,050	8.26%
333 South Hope Street Los Angeles, CA 90071
Next Century Growth Investors, LLC(4)	2,172,671	6.13%
5500 Wayzata Blvd., Suite 1275 Minneapolis, MN 55416
Directors and Executive Officers
Alexis V. Lukianov(5)	682,968	1.90%
Jack R. Blair(6)	85,990	*
Peter C. Farrell, Ph.D, AM(7)	61,000	*
Lesley H. Howe(8)	53,500	*
Robert J. Hunt(9)	63,000	*
Eileen M. More(10)	23,250	*
Hansen A. Yuan, M.D.(11)	51,000	*
Keith C. Valentine(12)	273,989	*
Kevin C. O’Boyle(13)	159,791	*
Patrick Miles(14)	100,658	*
Jeffrey P. Rydin(15)	83,363	*
All directors and executive officers as a group (12 persons)(16)	1,716,792	4.65%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 4545 Towne Centre Court, San Diego, CA 92121.

(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from February 28, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)	Based solely upon Amendment No. 3 to a Schedule 13G jointly filed on February 14, 2008 by FMR LLC and Edward C. Johnson III (the “FMR Reporting Persons”) containing information as of December 31, 2007, Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and wholly-owned subsidiary of FMR LLC is the beneficial owner of 5,245,287 shares as a result of acting as investment adviser to various investment companies. Fidelity Aggressive Growth Fund, one of the investment companies, beneficially owns 3,434,150 of the shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC, beneficially owns 18,000 of the shares as of a result of its serving as investment manager of institutional accounts owning such shares. Each of the FMR Reporting Persons, through its control of Fidelity, has sole power to dispose of the 5,245,287 shares, but neither FMR Reporting Person has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds; such power resides with the individual funds’ boards of trustees. Both FMR Reporting Persons, however, have the sole power to vote or to direct the voting of the 18,000 shares owned by the institutional accounts managed by Pyramis Global Advisors Trust Company. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees.

(4)	Based solely upon a Schedule 13G jointly filed on February 14, 2008 by Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet (the “Next Century Growth Investors, LLC Reporting Persons”) containing information as of December 31, 2007, the Next Century Growth Investors, LLC Reporting Persons are the beneficial owners of an aggregate of 2,172,671 shares. Each of the Next Century Growth Investors, LLC Reporting Persons has shared voting and dispositive power of 2,172,671 shares, but none of the Next Century Growth Investors, LLC Reporting Persons has the sole power to vote or has dispositive power with respect to 2,172,671 shares.

(5)	Includes 517,292 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(6)	Includes 84,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(7)	Consists of 61,000 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(8)	Includes 50,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(9)	Includes 61,000 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(10)	Includes 21,250 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(11)	Consists of 51,000 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(12)	Includes 269,584 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(13)	Includes 158,878 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(14)	Includes 87,901 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(15)	Includes 80,750 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

(16)	Includes 1,521,280 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2008.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of March 15, 2008:

Name	Age	Position

Alexis V. Lukianov	52	Chief Executive Officer and Chairman of the Board
Keith C. Valentine	40	President and Chief Operating Officer
Kevin C. O’Boyle	52	Chief Financial Officer and Executive Vice President
Patrick Miles	42	Executive Vice President of Marketing and Development
Jeffrey P. Rydin	41	Senior Vice President of U.S. Sales
Jason M. Hannon	36	Senior Vice President, General Counsel and Secretary

Alexis V. Lukianov has served as our Chief Executive Officer since July 1999, and as Chairman of our Board of Directors since February 2004. His biography is contained in the section of this proxy statement entitled “Nominees and Continuing Directors.”

Keith C. Valentine has served as our President and Chief Operating Officer since January 2007. Between December 2004 and January 2007, he served as our President, and between January 2002 and December 2004, he served as our Executive Vice President. Prior to that, he served as our Sr. Vice President of Marketing and Development. From January 2000 to December 2000, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was acquired by Smith & Nephew plc, also a medical device company, in 2002. From January 1992 to January 2000, Mr. Valentine served in various capacities at Medtronic Sofamor Danek, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Kevin C. O’Boyle has served as our Chief Financial Officer since January 2003 and our Executive Vice President since December 2004. From December 1996 to December 2002, Mr. O’Boyle served in various positions at ChromaVision Medical Systems, Inc., a publicly traded medical device firm specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. From December 1989 to November 1996, Mr. O’Boyle held various positions with Albert Fisher North America, Inc., a publicly traded international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle is a CPA and received a B.S. in Accounting from the Rochester Institute of Technology and successfully completed the Executive Management Program at the University of California at Los Angeles, John E. Anderson Graduate Business School.

Patrick Miles has served as our Executive Vice President of Marketing and Development since January 2007. Prior to that, he served as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. From April 2000 to January 2001, Mr. Miles served as Director of Marketing for ORATEC Interventions, Inc., a medical device company. From June 1997 to March 2000, he served as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek. Mr. Miles received a B.S. in Finance from Mercer University.

Jeffrey P. Rydin has served as our Senior Vice President of U.S. Sales since December 2005. Prior to joining us, from January 2003 to December 2005, Mr. Rydin served as Area Vice President for DePuy Spine, Inc., a global designer, manufacturer and supplier of spinal devices and subsidiary of Johnson & Johnson. From December 2001 to January 2003, Mr. Rydin served as Vice President of Sales at Orquest, Inc., a developer of biologically-based implants for orthopaedics and spine surgery, which was acquired by DePuy in January 2003. From April 2000 to December 2001, Mr. Rydin served as Director of Sales at Symphonix Devices, Inc., a hearing technology company. From October 1996 to March 2000, he served as Director of Sales at General Surgical Innovations, Inc., a developer, manufacturer, and marketer of tissue dissection systems for minimally invasive surgical procedures, which was acquired by Tyco International Ltd. in November 1999. Mr. Rydin holds a B.A. in Social Ecology from the University of California, Irvine.

Jason M. Hannon has served as our Senior Vice President, General Counsel and Secretary since January 2007. Prior to that, he served as our Vice President of Legal Affairs and Secretary from June 2005 to January 2007. From February 2003 to April 2005, Mr. Hannon practiced corporate law at the law firm of Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, licensing arrangements and corporate governance matters. From September 1999 to February 2003, Mr. Hannon practiced law at the law firm of Brobeck Phleger & Harrison LLP where he had a similar corporate practice. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon is licensed to practice law in the State of California. Mr. Hannon received a B.A. degree from the University of California at Berkeley and a J.D. from Stanford Law School.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the last fiscal year, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

It is our policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2007, such SEC filing requirements were satisfied, with the exception of: Eileen More, who filed one late Form 3 on June 12, 2007 and one late Form 4 on June 12, 2007; Alex Lukianov, who filed two late Form 4s, one on March 15, 2007 and the other on September 14, 2007; Kevin O’Boyle, who filed one late Form 4 on July 19, 2007; and Keith Valentine, who filed one late Form 4 on August 23, 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (excluding
	of Outstanding Options,	Outstanding Options,	securities reflected in
Plan Category	Warrants and Rights	Warrants and Rights	the first column)

Equity compensation plans approved by stockholders	4,362,705(1)	$16.97	994,569(2)
Equity compensation plans not approved by stockholders	—	—	—
Total:	4,362,705	$16.97	994,569

(1)	Consists of shares subject to outstanding options under our 1998 Stock Option/Stock Issuance Plan and our 2004 Equity Incentive Plan.

(2)	Consists of shares available for future issuance under our 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. As of December 31, 2007, an aggregate of 368,342 shares of common stock were available for issuance under the 2004 Equity Incentive Plan and 626,227 shares of common stock were available for issuance under the 2004 Employee Stock Purchase Plan. The 2004 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the lessor of: (1) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31, (2) 4,000,000 shares, or (3) a number of shares set by our Board. The 2004 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the least of: (1) 1% of the number of shares of our common stock outstanding on that date, (2) 600,000 shares, or (3) a lesser number of shares determined by our Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Philosophy and Objectives

We believe that to be successful in the intensely competitive spine surgery products and procedures market, it is critical that we are able to attract, motivate and retain highly talented executives. We compete for executive talent with a number of large, well-established medical device manufacturers who, among other things, enjoy significantly greater name recognition and deeper industry connections. Our executive compensation programs are designed to attract top talent, promote superior achievement of individual and team performance goals, and retain our executives by effectively rewarding achievement of superior performance.

We believe that the performance of our named executive officers in managing and growing our Company, considered in light of general economic and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Accordingly, our executive compensation packages include a significant proportion of performance-based compensation in the form of both cash and equity incentives, which is intended to promote achievement of specific annual and long-term strategic goals with the ultimate objective of increasing stockholder value over the long term.

Compensation Program and Process

The compensation committee of our Board, or the Committee, establishes and oversees our executive compensation programs. The Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our named executive officers and each of our other senior officers.

Performance and Compensation Review

The Committee annually reviews the history of all the elements of each named executive officer’s total compensation, which includes a review of (i) performance under the current annual executive cash bonus plan and (ii) appropriate equity awards for our named executive officers. This review provides the foundation for determinations of salary, equity awards and bonus opportunities, which decisions are influenced by both individual performance reviews and Company performance. These reviews also provide the information needed to place each individual in the context of the market for their services. The Committee generally sets base salaries for our named executive officers at the end of each year, to be effective as of the first day of the following year. The Committee determined 2007 base salaries for our named executive officers on January 16, 2007 and 2008 base salaries on January 4, 2008. The Committee typically determines the cash performance bonuses payable to our named executive officers related to the prior year’s performance and adopts the structure for the current-year cash performance bonuses during the first quarter of each year after details regarding Company performance for the prior year become available. The Committee also grants equity awards to named executive officers in the first quarter. To date, all equity awards have been in the form of stock options.

The Committee evaluates the following factors to determine total compensation for each named executive officer:

•	Company performance against corporate objectives for the previous year;

•	individual performance against individual objectives for the previous year;

•	each executive’s performance with respect to general management responsibilities;

•	each executive’s contribution as a member of the executive management team;

•	difficulty of achieving desired Company and individual performance objectives in the coming year; and

•	value of each executive’s unique skills and capabilities to support our long-term performance objectives.

The following Company performance measures are taken into account in setting compensation policies:

•	customer satisfaction;

•	corporate financial performance against our financial plan, which was historically focused primarily on revenue growth, product introduction activities and operational efficiency, with a growing focus on profitability in recent years; and

•	achievement of our strategic objectives.

The Committee is solely responsible for determining the CEO’s compensation. For the other named executive officers, the CEO prepares and presents to the Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Committee may accept or adjust the CEO’s recommendations. The other named executive officers are not present during this process.

Benchmarking

With the rapid growth of our Company and the challenging recruiting environment in which we operate, in late 2005 the Committee retained Compensia, Inc., a prominent compensation consulting firm focusing specifically on industries such as ours, to assist us and the Committee in reviewing our then-current executive compensation programs and collecting, analyzing and comparing compensation data with respect to executive officers in comparable positions at similarly situated companies. Our goal was to determine whether our executive compensation arrangements were competitive within our relevant markets and to assist us in establishing competitive executive compensation packages that are consistent with our compensation philosophies and objectives. Compensia had not before conducted any business with our Company.

At that time, Compensia was charged, among other things, with conducting a competitive assessment of our executive compensation. In addition to talking to members of the Committee, Compensia also contacted certain of our executive officers and other employees in our human resources and legal departments to obtain historical data and insight into previous compensation practices. The data collected, analyzed and presented by Compensia provided the starting point for the Committee’s analysis of our compensation programs. The details of the peer companies selected by Compensia and other information regarding their studies are contained in our proxy statement for the annual meeting of stockholders in 2007. The peer group analysis completed by Compensia in prior years was used in determining compensation, although the peer groups may no longer be current or relevant to our Company based upon the growth of our Company and other factors. Historically and in 2007, keeping in line with its general philosophy, the Compensation Committee sought to compensate the named executive officers at a level above the 75th percentile of its peers for outstanding performance.

While the Committee may retain a consulting firm in the future to provide benchmarking information, the Committee did not retain Compensia, or any other consulting firm, to provide such services in 2007.

Components of Compensation

Historically and in 2007, the components of compensation for our named executives consisted of base salary, an annual cash bonus, equity incentive awards, the same health and welfare benefits package available to all of our employees, and certain perquisites. We believe this mix of cash and equity compensation and short- and long-term compensation is consistent with our compensation philosophy and furthers our overall compensation objectives by:

•	encouraging superior short- and long-term performance;

•	creating a cohesive management team to secure the future potential of our operations;

•	maximizing long-term stockholder value;

•	enabling us to grow our Company and expand our market impact; and

•	encouraging proper compliance and regulatory guidance.

We expect the 2008 compensation components to be substantially similar in design to 2007.

Allocation Among Components of Compensation

As discussed above, the amount of each element of our named executive officers’ compensation is determined by the Committee, with input from the CEO. The mix of cash and non-cash compensation in our 2007 executive compensation packages varied between officers, driven by the following philosophical principles: the compensation of our most senior officers, primarily the CEO, should be tied to long term performance (and is thus most heavily weighted to equity compensation); the compensation of our Executive Vice President of Marketing and Product Development and our Senior Vice President of U.S. Sales focuses on all areas of compensation, with special attention to achievement of shorter term sales and product introduction goals; and the compensation of our Executive Vice President and Chief Financial Officer and our President and Chief Operating Officer balances short and long term incentives. In all cases, we provide significant equity compensation to tie our named executives’ compensation to the long term growth and success of our Company. In all cases, we undertake to define the proper equity ownership level for each named executive officer. These levels are determined to align the long term interests of the individual and the Company, to provide retention benefits, and to motivate long term, ethical conduct.

Cash Compensation

Base Salaries

We provide our named executive officers with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each named executive officer based on his or her position and responsibility by using competitive information, market data and internal assessments of motivation. Base salary ranges are designed to be competitive with market conditions and sufficient to attract and retain top executives.

In determining base salaries for our named executive officers, the Committee primarily considers:

•	competitive factors in our industry;

•	market data provided by our outside consultants and gathered internally;

•	internal assessment of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of named executive officers are based on the Committee’s assessment of the individual’s performance.

For 2007, there was a modest increase in the base salaries of our named executive officers, reflecting another year of solid performance by the Company in 2006. The Committee recognized the performance of each of the named executive officers to be at a high level, as each delivered results that are well above average.

For 2008, the salary increases were generally larger than the prior year, due to the growth in the size of the Company and the increased revenues in 2007. Additionally, the substantial growth of the market capital of the Company in 2007 provided significant value to our investors. The changes in base salary were designed to provide competitive packages and to retain such officers, basically bringing the base salaries in line with the Company’s increased size and revenue levels. As in the prior year, the Committee evaluated the performance of each of the named executive officers at a high level, as each delivered results that are well above average. Consistent with past practices and the Compensation Committee’s general philosophy, the salary increases in 2008 were designed to compensate the named executive officers at a level above the 75th percentile of the Company’s peers for its outstanding performance.

Annual Cash Bonuses

Our cash bonus plan is established annually and is designed to reward our named executive officers for the achievement of shorter-term Company financial and operational goals as well as achievement of individual performance goals. In the past, the Company performance goals were principally focused on revenue growth along with expanding our research and development capabilities to establish our Company as a leading stand-alone spine company. As our Company matures, our financial goals are increasingly focused on achieving and growing profitability, as well as achieving other operational goals and increasing our operational efficiencies. We demand outstanding individual and team performance from our named executive officers and it is our general philosophy that our named executive officers be rewarded for such performance. The Committee has adopted a bonus plan each year that contains the general criteria for the payment of cash bonuses, and the pool of dollars that will become available for bonuses upon the achievement of corresponding operational goals. In the context of these pre-defined bonus levels, the Committee may choose to award bonuses or not, and decide on the actual level of the award in light of all relevant factors after completion of the fiscal year.

Under the terms of the 2007 cash bonus plan, a pool of bonus dollars was to be funded provided we achieved a minimum total revenue level with expected operating results, with the overall size of the pool growing as our financial performance exceeded that minimum level. As such, the existence and size of a bonus pool was based on our overall performance, including financial and non-financial components. Assuming we achieved the minimum financial performance to fund the bonus pool, the bonus payable to each named executive officer could range from 40% to 100% of base salary for the named executive officers (with the potential for additional bonus only upon significant over-achievement). The portion of each named executive officer’s potential bonus actually paid out would be determined by his achievement of individual and executive team goals during 2007.

For 2007, the Committee determined we met the total revenue threshold for the bonus plan and granted cash awards to the executives. Also, the Committee evaluated the performance of each of the named executive officers at a high level, as each delivered results that are well above average and met both individual and executive team goals during 2007. The Company grew closer to achieving profitability and has made strides at increasing operational efficiencies. The Company’s financial performance exceeded expectations and the guidance provided by the Company to investors throughout 2007. This over-achievement by each of the named executive officers resulted in cash bonuses in excess of 100% of base salary. See the column titled “Non-Equity Incentive Plan Compensation” under “Summary Compensation Table” for the cash bonuses awarded to named executive officers by the Committee for 2007 performance.

2008 Bonus Plan

For 2008, our cash bonus plan will operate in a manner consistent with 2007. A bonus pool will be funded based on our sales growth and operational performance. Actual bonus payments will continue to be more closely tied to achieving strategic and operational objectives as well as increasing our operational efficiencies.

Equity Compensation

We intend that our equity incentive program is the primary vehicle for offering long-term incentives and rewarding our named executive officers. We also regard our equity incentive program as a key retention tool, and retention is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the named executive officers to manage our Company in a manner that is consistent with the interests of our stockholders. In addition, we have utilized stock options because of the near universal expectation by persons in our industry that they would receive stock options. We believe that a decision to limit or eliminate our use of stock options would have a significant negative impact on our recruitment efforts. We have regularly considered the use of other forms of equity compensation, such as restricted stock awards. These considerations have been informed by recent developments, including the fact that, beginning in 2006 the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive. As we continue to grow, alternatives to stock options may come to represent a more prominent part of our equity compensation practices, as they provide more near-term incentives. However, we are still in a significant growth mode and we find stock options to be the best tool for recruitment, retention and motivation of our named executive officers.

Stock Option Awards

We grant stock awards to our named executive officers and key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. Therefore, stock options to our named executive officers are typically granted annually following (i) performance reviews of their individual performance, (ii) the completion of our fiscal year, and (iii) full presentation to the Committee of the achievement of specific goals. Although there is no set formula for the granting of awards to individual executives, we strive to maintain consistent ownership percentages for our executives to link their compensation to the long term success of the Company. Consistent with our practice of providing equity incentive compensation to every shareowner, in each of the past two fiscal years, we have granted stock options to purchase, on average, approximately 7% of the outstanding shares of our common stock on a fully-diluted basis. Of this amount, approximately 44% of the total options were granted to the named executive officers, and the balance has been granted to other executives, non-employee directors and key employees.

Stock options granted to named executive officers in 2007 were determined based on a combination of Company performance, individual performance and an analysis of competitive pay practices. In particular, we have undertaken to provide high levels of equity compensation to our named executive officers as we feel it is crucial to our long term growth prospects to retain our current executive management team. In addition to increasing retention and rewarding performance, we have based stock option grants on an analysis of the replacement cost (in terms of equity) for each named executive officer, and attempted to ensure that there is sufficient unvested equity for each officer to create the desired level of motivation.

Perquisites and Other Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior executives for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The primary perquisites for our named executive officers are automobile allowances (of $750 to $1,000 per month) and health/fitness allowance (club initiation dues plus $500 to $1,000 per month), which we believe to be industry standard and appropriate to support our recruitment and retention objectives.

Our named executive officers also participate in NuVasive’s other benefit plans on the same terms as other shareowners. These plans include medical and dental insurance and life insurance. We did not provide relocation benefits to our named executive officers in 2007, except with respect to Mr. Rydin for whom we provided $179,951 in relocation expenses, as detailed in the footnotes to the “Summary Compensation Table” below. Historically, named executive officers have participated in our Employee Stock Purchase Plan pursuant through which they purchase shares of our common stock at a discount to market prices.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2007, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Severance and Change of Control Benefits

Cash Severance

We believe that severance benefits for named executive officers should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. They also should disentangle the Company from the former executive as soon as practicable. For instance, while it is possible to provide salary continuation to an executive during the job search process, which in some cases may be less expensive than a lump-sum severance payment, we prefer to pay a lump-sum severance payment in order to most cleanly sever the relationship as soon as practicable.

We have entered into severance arrangements with each of our named executive officers. Each such arrangement provides that the executive shall receive a severance payment if the executive is involuntarily terminated (except with respect to our CEO to whom the severance benefits apply in any situation). In connection with these severance payments, we do not typically continue health and other insurance benefits for our named executive officers beyond the benefits we are required to offer by law.

Based upon a hypothetical termination date of December 31, 2007, the cash severance benefits for our named executive officers would have been as follows:

	Termination Prior to Change of Control or 12 Months or More After Change of Control		Termination within 12 Months of a Change of Control
		Estimated Cash		Estimated Cash
Position	Formula	Payment	Formula	Payment

CEO	Two Times Current Base Salary and Most Recent Bonus Paid	$1,350,000	Two Times Current Base Salary and Most Recent Bonus Paid	$1,350,000
President & Chief Operating Officer	One Time Current Base Salary and Most Recent Bonus Paid	$650,000	One and One-Half Time Current Base Salary and Most Recent Bonus Paid	$812,500
Executive Vice President & Chief Financial Officer	One Time Current Base Salary and Most Recent Bonus Paid	$495,000	One and One-Half Time Current Base Salary and Most Recent Bonus Paid	$637,500
Executive Vice President, Marketing & Product Development	One Time Current Base Salary and Most Recent Bonus Paid	$550,000	One and One-Half Time Current Base Salary and Most Recent Bonus Paid	$687,500
Senior Vice President, U.S. Sales	One Time Current Base Salary and Most Recent Bonus Paid	$600,000	One Time Current Base Salary and Most Recent Bonus Paid	$600,000

Equity Acceleration

In the event of a change of control, we do accelerate the vesting of equity compensation for our CEO, Executive Vice President and Chief Financial Officer, President and Chief Operating Officer, and Executive Vice President of Product Marketing and Development. For each of these individuals, 50% of stock options that are unvested at the time of a change of control vest immediately, with the remaining 50% vesting immediately upon the earlier of (i) equal installments over the 12 months following the change of control, or (ii) a termination without cause. For our Senior Vice President, U.S. Sales, as with all of our shareowners, 50% of stock options that are unvested at the time of a change of control vest immediately, with the remaining 50% vesting immediately upon a termination of employment without cause (or resignation for good reason) within 18 months following the change of control. We believe that these severance and equity acceleration standards aid our recruitment and retention efforts and are competitive among comparable companies, although we have not conducted a study to confirm this.

Tax and Accounting Considerations

We attempt to provide compensation that is structured, to the extent possible, to maximize favorable accounting, tax and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the chief executive officer and the other four highest paid executive officers. Qualifying performance-based compensation will not be subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. A portion of our annual cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals in order to permit the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of options that can be granted to any one individual in any year for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company by our Chief Executive Officer (the “CEO”), our Executive Vice President and Chief Financial Officer (the “CFO”) and the Company’s next three most highly compensated executive officers for the fiscal year ended December 31, 2007. These five officers are referred to as the “named executive officers” in this Proxy Statement. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

				Non-Equity
			Option	Incentive Plan	All Other	Total
Name and Principal Position	Year	Salary ($)	Awards(1) ($)	Compensation ($)	Compensation(2) ($)	($)

Alexis V. Lukianov	2007	450,000	2,229,335	500,000	25,346	3,204,681
Chairman and CEO	2006	400,000	1,670,026	450,000	25,844	2,545,870
Keith C. Valentine	2007	325,000	1,074,111	375,000	23,852	1,797,963
President and Chief Operating Officer	2006	300,000	729,756	325,000	22,094	1,376,850
Kevin C. O’Boyle	2007	285.000	642,468	240,000	22,724	1,190,192
Executive Vice President and CFO	2006	275,000	527,888	210,000	22,849	1,035,737
Patrick Miles	2007	275,000	653,305	300,000	17,419	1,245,724
Executive Vice President, Marketing and Development	2006	250,000	386,964	275,000	21,417	933,381
Jeffrey P. Rydin	2007	260,000	708,927	275,000	197,360	1,441,287
Senior Vice President, U.S. Sales	2006	250,000	588,820	340,000	17,335	1,196,155

(1)	The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note 6 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(2)	For each named executive officer, comprised of health/fitness allowance, car allowance, life insurance premiums and entertainment. Additionally, Mr. Rydin received $179,951 in relocation reimbursements in 2007, which included a one-time transfer allowance ($100,000), housing allowance for eight months including tax gross-ups for a portion of such allowance ($76,916), and reimbursements for travel and meals during house hunting trips.

Grant of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our named executive officers during the fiscal year ended December 31, 2007.

					All Other
					Option
					Awards:	Exercise or
					Number of	Base Price
		Estimated Future Payments Under			Securities	of Option	Grant Date Fair
	Grant	Non-Equity Incentive Plan Awards			Underlying	Awards	Value of Option
Name	Date	Threshold	Target(1)	Maximum(2)	Options (#)	($/sh)	Awards

Alexis V. Lukianov	1/16/07	$0	—	—	300,000	$23.24	$3,011,963
Keith Valentine	1/16/07	$0	—	—	150,000	$23.24	$1,526,145
Kevin C. O’Boyle	1/16/07	$0	—	—	85,000	$23.24	$864,816
Patrick Miles	1/16/07	$0	—	—	100,000	$23.24	$1,017,429
Jeffrey P. Rydin	1/16/07	$0	—	—	75,000	$23.24	$763,071

(1)	Subject to Company and individual performance, the target cash bonus range for 2008 for each named executive officer is as follows:

Name	2008 Target Bonus Range

Alexis V. Lukianov	$450,000 — $600,000
Keith C. Valentine	$300,000 — $400,000
Kevin C. O’Boyle	$157,500 — $236,250
Patrick Miles	$243,250 — $325,000
Jeffrey P. Rydin	$225,000 — $300,000

(2)	Bonuses are awarded based on individual and Company performance, but a successful financial year for the Company is a prerequisite to the award of bonuses. There is no pre-set maximum limit applicable to bonus awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2007.

	Option Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date

Alexis V. Lukianov	157,437	0	$3.75	1/2/2014
	165,480	0	$9.50	10/20/2014
	119,792	130,208	$18.31	1/3/2016
	0	300,000	$23.24	1/16/2017
Keith Valentine	53,334	0	$3.75	1/2/2014
	60,000	0	$9.50	10/20/2014
	56,250	18,750	$9.50	12/17/2014
	47,917	52,083	$18.31	1/3/2016
	0	150,000	$23.24	1/16/2017
Kevin C. O’Boyle	38,607	0	$3.75	1/2/2014
	45,000	0	$9.50	10/20/2014
	18,750	6,250	$9.50	12/17/2014
	35,938	39,062	$18.31	1/3/2016
	0	85,000	$23.24	1/16/2017
Patrick Miles	31,994	0	$9.50	10/20/2014
	18,750	6,250	$9.50	12/17/2014
	23,958	26,042	$18.31	1/3/2016
	0	100,000	$23.24	1/16/2017
Jeffrey Rydin	56,000	60,000	$17.91	12/5/2015
	0	75,000	$23.24	1/16/2017

(1)	All option awards vest 25% on the one year anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter. All option grants have a term of ten years.

Option Exercises

The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended December 31, 2007.

	Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Alexis V. Lukianov	342,063	$9,577,821
Keith C. Valentine	—	—
Kevin C. O’Boyle	31,893	$859,871
Patrick Miles	81,612	$2,375,541
Jeffrey P. Rydin	4,000	$89,880

DIRECTOR COMPENSATION

Non-employee directors receive fees from the Company for their services as members of the Board and any committee of the Board. The tables below set forth the compensation (cash and equity) received by our directors in 2007. We pay our directors retainers for their service on the Board. Each director receives an annual $15,000 retainer for their service on the Board. Members of the Audit Committee also receive an annual retainer of $22,500, with the Audit Committee chairperson receiving an additional annual retainer of $10,000. Members of committees other than the Audit Committee also receive an annual retainer of $3,000, with the chairpersons of such committees receiving an additional annual retainer of $3,000. No compensation is paid to any director who is also an employee of the Company.

The Company’s 2004 Equity Incentive Plan, or the 2004 Plan, provides for an automatic grant of an option to purchase 24,000 shares of the Company’s common stock (the “Initial Option”) to each non-employee director who first becomes a non-employee director. The 2004 Plan also provides for an automatic annual grant of an option to purchase 6,000 shares of our common stock (the “Annual Option”) in connection with each annual meeting of stockholders that occurs on or after May 12, 2004. However, a non-employee director granted an Initial Option on, or within a period of six months prior to, the date of the annual meeting of stockholders will not be granted an Annual Option with respect to that annual stockholders’ meeting. As our Company has grown, and the commitment required of each director has grown along with it, we have occasionally granted additional stock options to our directors. For instance, in 2007 we granted Ms. More options to purchase 18,000 shares of our common stock in addition to receiving the Initial Option.

Each Initial Option and Annual Option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. Each Initial Option will vest in 48 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or a consultant to, the Company. However, in the event of retirement of a non-employee director during the vesting period of his or her Initial Option, the Initial Option shall automatically vest on an accelerated basis to the extent it would have vested if the non-employee director had remained a director of, or consultant to, the Company through the end of the calendar year in which he or she retired. The remaining unvested shares, if any, will be forfeited and returned to the 2004 Plan. The Annual Option will vest and become exercisable in 12 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or consultant to, the Company. All automatic non-employee director options granted under the 2004 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director’s termination of service, except in the case of death, in which event the director’s estate shall have one year from the date of death to exercise the option. In no event, however, shall any option granted to a director be exercisable later than the expiration of the option’s term. In the event of the Company’s merger with another corporation or another change of control, all automatic non-employee director options will become fully vested and exercisable.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2007.

	Fees Earned
	or Paid	Option
Name	in Cash ($)	Awards ($)(1)	Total ($)

Jack R. Blair	$43,500	$84,640	$128,140
James C. Blair, Ph.D(2)	$21,000	$84,640	$105,640
Peter C. Farrell, Ph.D	$18,000	$94,157	$112,157
Lesley H. Howe	$47,500	$84,640	$132,140
Robert J. Hunt	$40,500	$94,157	$134,657
Eileen M. More	$10,500	$240,249	$250,749
Hansen A. Yuan, MD	$21,000	$126,545	$147,545

(1)	Amounts in this column reflect the dollar amounts that were recognized in fiscal 2007 for financial statement reporting purposed under SFAS 123R with respect to option awards granted to our directors in and prior to fiscal 2007.

(2)	Dr. Blair resigned as a director of the Company effective January 31, 2008.

During fiscal 2007, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table.

	Date of	Options
Name	Option Grant	Granted	Vesting Terms

Jack R. Blair	05/24/2007	6,000	Vests in 12 monthly installments.
James C. Blair, Ph.D(1)	05/24/2007	6,000	Vests in 12 monthly installments.
Peter C. Farrell, Ph.D	05/24/2007	6,000	Vests in 12 monthly installments.
Lesley H. Howe	05/24/2007	6,000	Vests in 12 monthly installments.
Robert J. Hunt	05/24/2007	6,000	Vests in 12 monthly installments.
Eileen M. More	06/06/2007	24,000	Vests in 48 monthly installments
	06/06/2007	18,000	15,000 fully vested at grant, remainder vests in 24 monthly installments
Hansen A. Yuan, MD	05/24/2007	6,000	Vests in 12 monthly installments.

(1)	Dr. Blair resigned as a director of the Company effective January 31, 2008.

At the end of fiscal 2007, each of our non-employee directors held options to purchase the following number of shares of our common stock: (a) Jack R. Blair, 87,000, (b) James C. Blair, Ph.D, 17,000, (c) Peter C. Farrell, Ph.D, 68,000, (d) Lesley H. Howe, 53,000, (e) Robert J. Hunt, 68000, (f) Eileen M. More, 42,000, (g) Hansen A. Yuan, MD, 62,000.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting proxy statement on Schedule 14A.

Robert J. Hunt
Peter C. Farrell
Eileen M. More (Chairperson)
Hansen A. Yuan, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2007, the Compensation Committee consisted of James C. Blair, Ph.D. (chairperson), Robert J. Hunt, Eileen M. More and Hansen A. Yuan, M.D., all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship as defined by SEC rules.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. The Audit Committee consists of four members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2007 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2007 and 2006.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2007 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met eleven times in 2007.  This report for 2007 is provided by the undersigned members of the Audit Committee of the Board.

Jack R. Blair
Lesley H. Howe (Chairperson)
Eileen M. More
Robert J. Hunt

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young LLP for fiscal years 2007 and 2006, and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2007 and 2006.

	Fiscal Year	Fiscal Year
	2007	2006

Audit Fees(1)	$707,467	$732,420
Audit-related Fees(2)	—	—
Tax Fees	—	—
All Other Fees(3)	49,852	48,700
Total	$757,319	$781,120

(1)	Audit Fees represent fees and out of pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings. These fees included $97,180 incurred in 2006 in connection with the secondary public offering completed in February 2006.

(2)	Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of financial statements but not listed as “Audit Fees.”

(3)	Includes amounts billed and related out of pocket expenses for services rendered during the year. During 2007 and 2006, these fees also included assurance and related services associated with potential and completed asset acquisition transactions.

All fees paid to Ernst & Young LLP for 2007 were pre-approved by the Audit Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of two Class I directors to serve for a three-year term until the annual meeting of stockholders in 2011 and until their successors are elected and qualified. The Board has unanimously nominated Robert J. Hunt and Hansen A. Yuan, M.D. for election to the Board as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If Robert J. Hunt or Hansen A. Yuan, M.D. becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The Class I directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board recommends a vote “FOR” the election of each of Robert J. Hunt and Hansen A. Yuan, M.D. as Class I directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of Robert J. Hunt and Hansen A. Yuan, M.D.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 4545 Towne Centre Court, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

By Order of the Board of Directors

Alexis V. Lukianov
Chief Executive Officer and Chairman of the
Board

San Diego, California
April 3, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Class I Directors:	For	Withhold		For	Withhold	+

	01 - Robert J. Hunt (term ends in 2011)	☐	☐	02 - Hansen A. Yuan, M.D. (term ends in 2011)	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐	3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

 B  Non-Voting Items
Change of Address — Please print new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

2 1 A V	+

▼    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Nuvasive, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of
Stockholders to be Held May 22, 2008
The undersigned hereby appoints Alexis V. Lukianov and Jason M. Hannon or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Nuvasive, Inc. (the “Company”) to be held on May 22, 2008 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.
The Board recommends that you vote FOR the proposals on the reverse side. The proxy, when properly executed, will be voted in the manner directed on the reverse side. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE STATED PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼
 A   Proposals —The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Class I Directors:	For	Withhold		For	Withhold	+

	01 - Robert J. Hunt (term ends in 2011)	☐	☐	02 - Hansen A. Yuan, M.D. (term ends in 2011)	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐	3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

 B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X	+

▼    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Nuvasive, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of
Stockholders to be Held May 22, 2008
The undersigned hereby appoints Alexis V. Lukianov and Jason M. Hannon or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Nuvasive, Inc. (the “Company”) to be held on May 22, 2008 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.
The Board recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed on the reverse side. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE STATED PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.